UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2007

BLACKROCK KELSO CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51327	20-2725151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

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ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 28, 2007, BlackRock Kelso Capital Corporation (the "Company") filed a certificate of amendment (the "Certificate of Amendment") to its articles of incorporation (the "Articles of Incorporation"). The Company's Articles of Incorporation were amended to increase the Company's authorized capital stock from 40 million shares of common stock, par value $0.001 per share (the "Common Stock"), to 100 million shares of Common Stock.

The Certificate of Amendment is attached hereto as Exhibit 3.2.

ITEM 7.01.	REGULATION FD DISCLOSURE.

At the Company’s annual meeting of stockholders held on March 27, 2007 in New York, New York, the stockholders approved all four items on the meeting's agenda. Each current director of the Company was re-elected to another term and the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2007 was ratified.

The stockholders also approved proposals to increase the number of authorized shares of Common Stock from 40 million to 100 million and to amend certain provisions of the Company’s Investment Management Agreement. Both of these proposals were approved by holders of more than a majority of the Corporation’s outstanding Common Stock.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

3.2	Certificate of Amendment to the Certificate of Incorporation of BlackRock Kelso Capital Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: March 28, 2007	By:	/s/ Frank D. Gordon
		Name:	Frank D. Gordon
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Certificate of Amendment to the Certificate of Incorporation of BlackRock Kelso Capital Corporation